                      Restated Certificate of Incorporation

                                       of

                              STAFF BUILDERS, INC.



     STAFF BUILDERS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is STAFF BUILDERS, INC. (the "Corporation"), and the name under which the Corporation was originally incorporated is Tender Loving Care Health Care Services, Inc.

     The date of filing its original Certificate of Incorporation with the Secretary of State was May 3, 1983.

     2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this Corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

     FIRST:  The name of the corporation is:

               STAFF BUILDERS, INC.

     SECOND: The registered office of the Corporation is located at c/o United Corporate Services, Inc., 410 South State Street, in the City of Dover, County of Kent, State of Delaware 19901. The name of its registered agent at that address is United Corporate Services, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:  The Corporation shall be authorized to issue the following shares:

                               Number
     Class                     of Shares               Par Value
     -----                     ---------               ---------

     PREFERRED                    10,000                   $1.00
     COMMON                   15,000,000                   $ .01

     The designations and the powers, preferences and rights, and the qualifications or restrictions thereof are as follows:

          (a) Except as otherwise required by statute or provided for by resolution or resolutions of the Board of Directors, as hereinafter set forth, the holders of common shares of the Corporation shall possess the exclusive right to vote for the elections of directors and for all other corporate purposes.

          (b) A holder of the common stock shall, except as otherwise provided in paragraphs (c), (f) or (g) hereof, be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders for each share of the common stock held of record by such holder as of the record date for such meeting.

          (c) A holder of the common stock shall be entitled to ten (10) votes on each matter submitted to a vote at a meeting of stockholders for each share of the common stock held of record by such holder as of the record date for such meeting which meets one or both of the following criteria:

               1. Such share of common stock has had the same beneficial owner or owners since May 15, 1986; or

               2. Such share of the common stock has had the same beneficial owner or owners for at least 48 consecutive calendar months (dating from the first day of the first full calendar month on or after the date the holder acquired beneficial ownership of such share) prior to the record for such meeting; subject, in the case of holders referred to in paragraph (a) hereof, to the requirements set forth in such paragraph.

          (d) For purposes of this Article FOURTH, no change in beneficial ownership shall be deemed to have occurred with respect to any share of common stock upon the occurrence of any of the following events (each such event being hereinafter referred to as an "Exempt Transfer"):

                 Upon the transfer of such share by gift; by devise, bequest or otherwise through the laws of inheritance or descent; or by a trustee to a trust beneficiary or beneficiaries under the terms of the trust; or

               2. Upon the appointment of a successor trustee, guardian, committee of an incompetent, conservator or custodian with respect to such share; or

               3. Upon the addition, withdrawal or demise of a beneficiary or beneficiaries of a trust under the terms of the trust and by reason of the birth, death, marriage or divorce of any natural person; the adoption of any natural person; the passage of a given period of time; the attainment by any natural person of a specific age; or the creation or termination of any guardianship or custodial arrangement; or

               4. Upon the transfer of record or the transfer of a beneficial interest or interests in such share where the circumstances surrounding such transfer clearly demonstrate that no material change in beneficial ownership has occurred;

     provided, in each such case, that (i) the transferee or the transferor shall have provided to the Corporation, in accordance with such procedures as shall be established by the Corporation as provided in paragraph (h) hereof, satisfactory evidence that such change in beneficial ownership qualifies as an Exempt Transfer and (ii) such change was not undertaken in order to circumvent the provisions or purposes of this Article FOURTH.

          (e) Any share of the common stock held of record on any record date for determining the holders entitled to vote on any matter submitted to a vote by the stockholders (a "Record Date") shall be presumed to be owned beneficially by the recordholder and for the period shown by the stockholder records of the Corporation. Notwithstanding the preceding sentence of this paragraph (e), any share of the common stock held of record on a Record Date in "street" or "nominee" name or by a broker, clearing agency, voting trustee, bank, trust company or other nominee shall be presumed to have been acquired by the beneficial owner subsequent to May 15, 1986 and to have been the same beneficial owner for a period of less than 48 consecutive calendar months prior to the Record Date. These presumptions shall be rebuttable by presentation to the Corporation, in accordance with such procedures as shall be established by the Corporation as provided in paragraph (h) hereof, of satisfactory evidence.

          (f) Any share of the common stock acquired by the beneficial owner as a direct result of:

               1. A stock split, stock dividend, reclassification or other distribution of shares by the Corporation with respect to existing shares ("dividend shares") will be deemed to have been acquired and held continuously by such holder from the date on which the original shares, with respect to which the dividend shares were issued, were acquired; or

               2. The conversion of convertible securities of the Corporation, will be deemed to have been acquired and held continuously by such holder from the date on which the convertible securities, with respect to which the shares of common stock were issued, were acquired.

          (g) A holder of any share of the common stock acquired pursuant to the terms of any plans of the Corporation as specified below, whether issued before or after May 14, 1986, shall be entitled to ten (10) votes on each matter submitted to a vote at a meeting of stockholders, provided such holder meets one of the following requirements:

               1. Such holder is an employee who holds such share of the common stock beneficially by reason of participation in any tax-qualified savings, thrift, stock bonus, employee stock ownership, pension or other similar individual account employee benefit plan or arrangement adopted by the Corporation or such holder is a trustee under such plan;

               2. Such holder is an employee or former employee or a beneficiary of either of them who holds such shares of the common stock beneficially by reason of a distribution from any plan referred to in paragraph (g)1 hereof;

               3. Such holder is an employee who holds such share of the common stock beneficially pursuant to an option or right granted to such employee prior to May 15, 1986; or

               4. Such holder has acquired and beneficially owns such share of the common stock by reason of participation in a dividend reinvestment plan approved by the Corporation and was the holder of the share of common stock on which the dividend was paid pursuant to the dividend reinvestment plan prior to May 15, 1986.

          (h) For purposes of this Article FOURTH, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Board of Directors or a transfer agent acting on behalf of the Board of Directors and any such determination shall be conclusive. Written procedures designed to facilitate such determinations shall be established by the Board of Directors from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Board of Directors and any transfer agent shall be entitled to rely on information concerning beneficial ownership of the common stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Board of Directors nor any transfer agent shall be charged with any other information concerning the beneficial ownership of the common stock. The powers conferred upon the Board of Directors by this paragraph (h) are granted solely to enable the Board of Directors to adopt procedures for the purpose of making determinations of beneficial ownership under this Article FOURTH.

          (i) For purposes of this Article FOURTH, the terms "beneficial owner" and "beneficially owned" shall be defined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or any subsequent provisions replacing such act or rule), except as provided otherwise in this Article FOURTH.

          (j) Notwithstanding paragraphs (c), (f) and (g) hereof, for purposes of any vote on a proposal submitted to stockholders solely under Article EIGHTH of the Charter and for purposes of any vote on a proposal to amend, alter or repeal such Article EIGHTH or Section (a) or (d) of Article FIFTH, a holder of common stock shall be entitled to one (1) vote for each share of the common stock held of record by such holder as of the Record Date for determining stockholders entitled to vote on such proposal.

          (k) The preferred shares of the Corporation shall be issued in whole or in part, in series or otherwise, and the designations, powers, preferences, qualifications, limitations or restrictions thereof, of the various classes or series including such provisions as may be desired for the redemption of shares of stock and/or the conversion of shares of stock into or exchanged for shares of any other series or class of stock, and the time or times, price or prices, rates of exchange, adjustments, and other conditions of such redemption, conversion and/or exchange, shall be designated from to time by resolution or resolutions duly adopted by the Board of Directors. The series of Preferred Stock of the Corporation which have been established by resolutions of the Board of Directors are as follows:

               1. RESOLVED that there is established a series of Preferred Stock of the Corporation (the "Preferred Stock"), designated $1.00 Preferred Stock, Class A (the "Class A Stock"). This series shall consist of 1,000 shares, and the voting powers, preference, redemption, conversion and other special rights, and the qualifications, limitations and restrictions thereof, are as follows:

                    a. The Preferred Stock of this series shall be designated "$1.00 Preferred Stock, Class A".

                    b. The shareholders to whom the Class A Stock is initially issued, are as follows:

               Name                          # of Shares
               ----                          -----------

               Stephen Savitsky                333 1/3
               Ephraim Koschitski              333 1/3
               David Savitsky                  333 1/3

                    c. The preferential dividend rate shall be $1.00 per share per annum non-cumulative; holders of record of shares of the Class A Stock shall be entitled to receive dividends, when and as declared by the Board of Directors out of funds legally available therefor, before any dividends are paid on shares of Common Stock of the Corporation ("Common Stock") or shares of any other class of stock of the Corporation ranking junior to the Class A Stock in respect of dividends.

                    d. The shares of Class A Stock shall be fully paid and nonassessable.

                    e. The preferential amount which holders of the Class A Stock shall be entitled to receive from the assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation is $1.00 per share. In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A Stock shall be entitled to receive the amounts aforesaid before any payment or distribution shall be made on or in respect of shares of Common Stock or shares of any other class of stock of the Corporation ranking junior to the Class A Stock in respect of assets. For purposes of this certificate, a merger of the Corporation or the sale of all or substantially all of its assets shall not be deemed to be a liquidation, dissolution, or winding up of the Corporation.

                    Each share of the Corporation's Convertible
               Preferred Stock will be convertible at the option of the holder thereof into 140 shares of Common Stock of the Company subject to adjustment in the event of any stock splits, or other similar events upon the achievement of certain events as specified below:

                    (1) If the Corporation's income after provision for income taxes and exclusive of extraordinary earnings (but without giving effect to any charge to income which may be recorded on the Corporation's Financial Statements as a result of the conversion of such Preferred Stock or the exercise of any options or warrants), as audited and determined by the Corporation's independent public accountants (hereinafter the "Minimum After Tax Income") exceeds seventy-seven cents ($.77) per share of Common Stock (calculated on a fully diluted basis and including issuance of shares pursuant to stock options and conversion of the Preferred Stock and subject to adjustment in the event of any stock splits, reverse stock splits, or other similar events) for the fiscal year which ends November 30, 1984 or 1985;

                    (2) If the Corporation's Minimum After Tax Income exceeds one dollar and forty-six cents ($1.46) per share of Common Stock (calculated on a fully diluted basis and including issuance of shares pursuant to stock options and conversion of the Preferred Stock, and subject to adjustment in the event of any stock splits, reverse stock splits or other similar event) for the fiscal year which ends November 30, 1986; or

                    (3) If at some time during the period ending November 30, 1986, the average closing bid price of the Corporation's Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or the average closing bid price on any National Securities stock exchange (if the Corporation's stock is listed therein) (i.e. the "Bid Price"), exceed thirty dollars ($30.00) per share (subject to adjustment in the event of any reverse stock splits, stock splits, or other similar events) for any one hundred and thirty-two (132) consecutive days on which the New York Stock Exchange is open for business.

                     g. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of Class A Stock, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of Class A Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of Delaware, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding Class A Stock.

                    h. Except to the extent that the anti-dilution provision set forth below dictates a different result, the total number of shares of Common Stock which can be obtained by converting all 1,000 shares of Class A Stock shall not exceed 140,000 shares of Common Stock.

                    No fractions of shares of Common Stock are to be
               issued upon conversion but in lieu thereof, the Corporation will pay therefor in cash, an amount equal to such fractional share, times the average closing Bid Price of the Corporation's Common Stock on the business day next preceding the day of conversion.

                    i.  The number of shares of Common Stock
               obtainable by conversion of Class A Stock shall not be diluted by changing in any manner the number and/or character of shares of Common Stock outstanding by any type of reorganization (including without limitation a merger with or into any other corporation or a consolidation), recapitalization, reclassification, combination of shares, stock splits and/or stock dividend (hereinafter "Corporate Changes"). The number of shares of Common Stock obtained by conversion of Class A Stock shall be adjusted as appropriate to account for and to the benefit of the converting shareholder by such Corporate Changes in the same manner as if the subject conversion rights had been exercisable and exercised immediately prior to such Corporate Changes; in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth in respect to rights and interest thereafter the holders of the Class A Stock to the end that the provisions set forth herein (including the specified changes in and other adjustments of the conversion rights) shall thereafter be applicable as reasonably may be possible, in relation to any share of stock or cash or other securities or other property thereafter deliverable upon conversion of the Class A Stock.

                    j. Before any holder of Class A Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such Class A Stock at the office, appointed as aforesaid, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation that he elects to convert such Class A Stock, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued.

                    The Corporation will, as soon as practicable after
               such surrender of certificates for Class A Stock accompanied by the written notice and the statement above prescribed, issue and deliver at the office appointed as aforesaid, to the person for whose account such Class A Stock was so surrendered, or his nominee or his nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share as hereinbefore stated, if not evenly convertible. Such conversion shall be deemed to have been made as of the date of such surrender of the Class A Stock to be converted.

                    k. The Class A Stock shall be redeemable, in whole or in part, at the option of the Corporation, at any time after March 31, 1987, or from time to time thereafter, at redemption price of $1.00 per share.

                    Notice of any proposed redemption of shares of
               Class A Stock shall be given by mailing a copy of such notice, postage prepaid, to the holders of record of the shares of Class A Stock to be redeemed, at their respective addresses then appearing on the books of the Corporation, not less than 30 nor more than 90 days prior to the date designated from such redemption.
               From and after the date so fixed for redemption, if such notice shall have been given and all funds necessary for such redemption shall have been set aside as aforesaid, all rights of the holders of the shares so called for redemption as stockholders of the Corporation, except only the right to receive when due, but without interest, the redemption funds to which they are entitled.

                    Shares of Class A Stock redeemed or acquired by
               the Corporation shall upon the filing by the Corporation of a certificate under Delaware law reducing the capital of the Corporation in respect of such shares, have the status of authorized but unissued shares of Preferred Stock, and shares of Class A Stock surrendered to the Corporation on the conversion or exchange thereof into or for other shares of stock of any class of the Corporation shall upon such conversion or exchange have the status of authorized but unissued shares of Preferred Stock.

                    l. The holders of Class A Stock will not have any voting rights except on matters concerning the substantive rights, privileges and preferences of the Class A Stock, and as otherwise provided (i) in Article EIGHTH of the Corporation's Certificate of Incorporation, or (ii) as provided in the Corporation's by-laws.

                    m. The stated value of the Class A Stock shall be $1.00 per share, and an amount equal to such stated value shall, upon issuance of the Class A Stock, be credited to the capital accounts of the Corporation.

                    n. No holders of preferred stock shall have any preemptive rights or preferential rights for subscription to any shares of any capital stock of the Corporation except as herein provided.

               2. RESOLVED that there is established a series of Preferred Stock of the Corporation (the "Preferred Stock"), designated $1.00 Preferred Stock, Class B (the "Class B Stock"). This series shall consist of 1,000 shares, and the voting powers, preference, redemption, conversion and other special rights, and the qualifications, limitations and restrictions thereof, are as follows:

                    a.  Designation -
                        -----------

                    The designation of the series of 1,000 shares of
               Preferred Stock of Staff Builders, Inc. (the
               "Corporation") created hereby is "$1.00 Preferred
               Stock, Class B" (hereinafter "this Series").

                    b.  Dividends -
                        ---------

                    (1)  The dividend rate on each share of this
               Series shall be $400.00 per annum ("Dividend Rate"). Such dividends shall be payable quarterly on January 30, April 30, July 30 and November 30 of each year (each such date is referred to herein as a "Dividend Payment Date") commencing on the first such date (the "first Dividend Payment Date"), which is at least 45 days after the date of the original issue, which shall be on the date on which the Merger of Staff Builders, Inc., a New York corporation ("Staff Builders") and TLC Acquisition Corporation ("Acquisition") becomes effective, as set forth in the Agreement and Plan of Merger dated as of September 22, 1986, as amended, among Staff Builders, Acquisition and the Corporation (the "Merger Agreement"). The quarterly dividend period ending on a Dividend Payment Date is referred to herein as a "Dividend Period".

                    (2) The holders of this Series shall be entitled
               to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative dividends on each Dividend Payment Date at the Dividend Rate set forth above. Such dividends shall be cumulative from and after the date of original issue of shares of this Series, whether or not on any Dividend Payment Date there shall be funds legally available for the payment of dividends.

                    (3) Except as provided herein, no dividends shall be declared or paid or set aside for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set aside for such payment on this Series for all Dividend Periods ending on or prior to the date of payment of such dividend. When dividends are not paid in full upon the shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other preferred stock bear to each other.

                    (4) So long as any shares of this Series are outstanding, no dividends (other than a dividend in Common Stock or in any other class of stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, and no other distribution shall be declared or made, upon the Common Stock or upon any other class of stock ranking junior to this Series as to dividends or upon liquidation, nor shall any Common Stock nor any other class of stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration by the Corporation

               (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation and except that the foregoing shall not prevent the purchase of shares of Preferred Stock ranking on a parity with this Series as to dividends and upon liquidation pursuant to a purchase or exchange offer made on the same terms to those holders of all the outstanding Preferred Stock so ranking on a parity with this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on this Series (i) shall have been paid or (ii) contemporaneously are declared and paid or
               (iii) are declared and a sum sufficient for the payment thereof has been set aside for such payment, for all Dividend Periods through the date of such proposed dividend, distribution, redemption, purchase or acquisition.

                    (5) The amount of dividends "accrued" on any share
               of this Series at the first Dividend Payment Date shall be deemed to be, whether or not earned or declared, an amount calculated on the basis of the annual dividend of $400.00 for the period after the date of original issue of shares of this Series to and including the first Dividend Payment Date based on a 360-day year of twelve 30-day months. The amount of any dividends "accrued" on any share of this Series at any Dividend Payment Date other than the first Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such Dividend Payment Date, whether or not earned or declared, and the amount of dividends "accrued" on any share of this

               Series at any date other than a Dividend Payment Date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of $400.00 for the period after such last preceding Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

                    c.  Redemption -
                        ----------

                    (1) (A) Shares of this Series may be redeemed by
               the Corporation, in whole or in part, at the option of the Corporation by resolution of the Board of Directors, at any time commencing on the first day after the Effective Time (as defined in the Merger Agreement) at the redemption prices set forth below ("Redemption Prices") plus accrued and unpaid dividends, if any, to the date fixed for redemption (the "Redemption Date"):

               Number of Months
               Following Effective                Redemption
               Time in Which Redemption           Price Per
               Date Occurs                        Share
               ------------------------           ----------

               Effective Time - 10                $5,400
               11-21                              $5,350
               22-32                              $5,300
               33-43                              $5,250
               44-54                              $5,200
               55-65                              $5,150

               Number of Months
               Following Effective                Redemption
               Time in Which Redemption           Price Per
               Date Occurs                        Share
               ------------------------           ----------

               66-76                              $5,100
               77-84                              $5,050
               85 and thereafter                  $5,000

                    Notwithstanding the foregoing, during the sixty
               months immediately after the Effective Time the Corporation may not redeem in excess of an aggregate of 9850 share of this Series.

                         (B)  To the extent that less than all the
               outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation to conform to any rule or regulation of any stock exchange upon which the shares of this Series may at the time be listed.

                         (C)  Notice of any redemption of shares of
               this Series, specifying the Redemption Date and place of redemption (the "Redemption Notice"), shall be mailed to each holder of record of the shares to be redeemed, at his address of record, not more than 60 nor less than 20 days prior to the Redemption Date; if less than all the shares owned by such stockholder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the numbers of the certificates representing such shares.

                         (D)  Unless the Corporation shall fail to
               validly authorize, execute and deliver the Redemption Notice and pay in full the Redemption Price and any accrued and unpaid dividends, dividends on the shares called for redemption shall cease to accrue on the Redemption Date, and all rights of the holders of such shares as stockholders of the Corporation by reason of ownership of such shares shall cease on the Redemption Date, except the right to receive the amount payable upon redemption of such shares, on presentation and surrender of the respective certificates representing such shares, and such shares shall not after the Redemption Date be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                         (E)  At its option, the Corporation may, on
               or prior to the Redemption Date, deposit the aggregate amount payable upon redemption of the shares to be redeemed with a bank or trust company having a combined capital and surplus (as shown by its latest published statement) of at least $50,000,000 (hereinafter referred to as the "Depositary") designated by the Board of Directors of the Corporation, to be held in trust by the Depositary for payment to the holders of the shares then to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the shares to be redeemed, the Corporation shall thereupon be released and discharged (subject to the provisions of paragraph 1(F) of this

               Section c from any obligation to make payment of the amount payable upon redemption of the shares to be redeemed, and the holders of such shares shall look only to the Depositary for such payment.

                         (F)  Any funds deposited with the Depositary
               as aforesaid with respect to shares of this Series which remain unclaimed at the end of four years from and after the Redemption Date in respect of which such funds were deposited, shall be returned to the Corporation forthwith; thereafter the holders of shares of this Series redeemed on such Redemption Date shall look only to the Corporation for the payment of the Redemption Price thereof and any accrued and unpaid dividends thereon. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it from time to time on demand.

                         (G) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                    (2) At any time after the eighth anniversary of the Effective Time a holder of record of shares of this Series may deliver written notice to the Corporation of his desire to have the Corporation redeem all of or part of his shares of this Series. Within 10 days of its receipt of such notice of redemption, the Corporation shall mail to the holder who has demanded redemption of his shares at his address of record, a notice ("Corporation Redemption Notice") specifying the time of redemption ("Shareholder Redemption Date"), which shall be not more than 60 nor less than 20 days after the date of the Corporation Redemption Notice, and place of redemption. On the Shareholder Redemption Date each share of this Series held by the holder with respect to which a redemption request has been made shall be redeemed at a redemption price of $5,000.00 per share, plus accrued and unpaid dividends, if any, through the Shareholder Redemption Date. The provisions of paragraphs c(1)(D), (E), (F) and (G) shall be applicable to shares redeemed at the option of a holder of this Series; provided, however, that for purposes of this Paragraph c(2) references to "Redemption Date" and "Redemption Notice" in such paragraphs shall be deemed to be "Shareholder Redemption Date" and "Corporate Redemption", respectively, and the "Redemption Price" shall be deemed to be $5,000.

                    d.   Voting -
                         ------

                    (1) The holders of shares of this Series shall be entitled, at all meetings of the stockholders of the Corporation and on all occasions where stockholders are entitled to vote, to one vote for each share of this Series standing in their names. The holders of shares of this Series shall vote with holders of shares of Common Stock as a single class, except to the extent that holders of shares of Common Stock or holders of shares of this Series shall be entitled to vote as a separate class pursuant to Delaware Law or the Corporation's Certificate of Incorporation.

                    (2) If the Board of Directors of the Corporation does not declare and the Corporation does not pay or set aside for payment accrued dividends on two consecutive Dividend Payment Dates, the holders of shares of this Series, by affirmative vote of holders of a majority of all outstanding shares of this Series at such time, may appoint twenty-five percent (25%) of the members of the Board of Directors of the Corporation until such time as all such accrued and unpaid dividends and any other accrued and unpaid dividends have been paid in full. If the number which equals 25% of the members of the Board of Directors does not constitute a whole number, then the holders of shares of this Series shall be entitled to appoint the number of directors which is equal to the next immediately succeeding whole number. If the holders of shares of this Series are entitled to appoint members of the Board of Directors of the Corporation hereunder, the Board of Directors of the Corporation shall take and cause to be taken all necessary corporate action in accordance with applicable law and the Corporation's Certificate of Incorporation and By-laws to amend the By-laws of the Corporation and otherwise to enable the nominee(s) of the holders of shares of this Series to serve as a director(s) of the Corporation. Upon payment by the Corporation to the holders of this Series all accrued and unpaid dividends the director(s) serving as the nominee(s) of the holders of shares of this Series shall, if requested by the Corporation, promptly submit his or their resignation as a director of the Corporation to the Board of Directors of the Corporation.

                    e.  Conversion -
                        ----------

                    (1) Each share of this Series shall, except as otherwise provided herein, be converted at any time after the first anniversary of the Effective Time and from time to time thereafter at the option of the holder thereof, into 595.2381 shares of fully paid and nonassessable Common Stock, par value $.01 per share, of the Corporation upon surrender to the Corporation for such purpose of the certificate representing said share; provided, however, the Corporation shall be entitled to take any reasonable action its Board of Directors deems appropriate to eliminate the issuance of fractional shares upon conversion of the shares of this Series. The Corporation will make no payment or adjustment of dividends whether or not declared upon the exercise of the conversion privilege.

                    (2) In the case of the call for redemption of any shares of this Series pursuant to Section c, the right of conversion of the shares designated for redemption shall cease and terminate at the close of business on the fifth day prior to the Redemption Date or Shareholder Redemption Date, as the case may be, unless default shall be made in the payment of the Redemption Price and any accrued and unpaid dividends.

                    (3) In case the Corporation shall at any time or from time to time subdivide the outstanding shares of Common Stock into a greater number of shares, then with respect to each such subdivision the number of shares of Common Stock deliverable upon conversion of each share of this Series shall be increased in proportion to the increase resulting from such subdivision in the number of outstanding shares of Common Stock; and in case the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, then with respect to each such combination the number of shares of Common Stock deliverable upon the conversion of each share of this Series shall be decreased in proportion to the decrease resulting from such combination in the number of outstanding shares of Common Stock.

                    (4) In case the Corporation shall at any time or from time to time change the outstanding Common Stock into the same or a different number of shares of any other class or classes of stock, then a holder of this Series shall upon conversion, be entitled to receive the number of shares of stock of the Corporation which such holder would have been entitled to receive if he
               (i) had, prior to the first such change of the outstanding Common Stock into the same or a different number of shares of any other class or classes of stock, converted a number of shares of this Series equal to the number so to be converted by him, (ii) had held the shares of stock which he would have so received after such first change until the date of the conversion of the shares so to be converted, and (iii) had received and held the shares which he would have so received pursuant to each such subsequent change occurring prior to the conversion of such shares to be converted.

                    (5) In case the Corporation shall at any time or from time to time declare, on or in respect of the Common Stock, a dividend payable in stock or other securities of the Corporation, then with respect to the first such dividend a holder of this Series, upon exercising the conversion privilege after the record date fixed for determining the holders of stock to whom such dividend is payable, shall be entitled to receive the number of shares of stock or the amount of other securities which he would have been entitled to receive upon conversion prior to said date, and, on and after the date fixed for the payment of such dividend, shall also be entitled to receive the number of shares of stock or the amount of securities which would have been issuable in payment of such dividend on or in respect of said shares of Common Stock if he had exercised his conversion privilege prior to said record date and on said record date had been the holder of said shares of Common Stock; and with respect to each such dividend declared subsequent to the first such dividend, the number of shares of stock or the amount of securities to which such holder of this Series shall be entitled, shall be increased in a manner determined by the Board of Directors to be similar, with respect to each such dividend, to the manner of increase hereinabove set forth with respect to such first dividend and said determination shall be conclusive upon all holders of this Series.

                    (6) In case the Corporation shall offer to the holders of Common Stock any rights to subscribe for stock or for other securities of the Corporation, the holders of this Series outstanding as of the date the record is taken of the holders of Common Stock entitled to receive such rights shall be entitled to subscribe for and purchase at the same price at which such stock or securities are offered to the holders of Common Stock, and on the same terms, the number of shares of such stock or the amount of such securities for which they would have been entitled to subscribe if they had been holders of record of the number of shares of Common Stock into which their stock was convertible on such record date.

                    (7) The Corporation may, not less than 30 nor more than 60 days before the date on which any voluntary liquidation, dissolution or winding up of the Corporation, or any consolidation or merger of the Corporation with or into any other corporation, is expected to become effective, mail to each holder of this Series, at his address as it appears on the books of the Corporation, a notice stating that such liquidation, dissolution, winding up, consolidation or merger is expected to become effective on a date specified in such notice and that if such liquidation, dissolution, winding up, consolidation or merger shall become effective on the date specified in such notice or within 30 days after the date so specified, then no shares of this Series shall be convertible after the date of the mailing of such notice unless the same shall have been surrendered for the purpose within 30 days after the date of mailing of such notice. If such liquidation, dissolution, winding up, consolidation or merger shall become effective as provided in such notice, all shares of this Series so surrendered shall, for the purpose of such liquidation, dissolution, winding up, consolidation or merger, be deemed to have been converted into shares of stock of the Corporation as herein provided; but if such liquidation, dissolution, winding up, consolidation or merger shall not become effective as provided in such notice then no shares of the Series shall be affected by such notice and all shares of such stock so surrendered shall be returned to the holder thereof.

                    (8) Shares of this Series converted shall not be reissued, and, from time to time, in the discretion of the Board of Directors, the number of shares of such stock which the Corporation is authorized to issue shall, upon the filing and recording of such certificate as may be in accordance with the laws of the jurisdiction of incorporation of the Corporation, be deemed to have been reduced accordingly.

                    (9) The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of this Service from time to time outstanding are convertible.

                    f.  Liquidation Rights -
                        ------------------

                    (1)  Upon the voluntary or involuntary
               dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation an amount equal to $5,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon, before any payment or distribution shall be made on the Common Stock or on any other class or series of stock ranking junior to this Series upon liquidation.

                    (2) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation and the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section f.

                    (3) After payment in cash (in New York Clearing House funds or its equivalent) to the holders of the shares of this Series of the full preferential amounts which shall have been fixed hereby for the shares of this Series, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                    (4) In the event the assets of the Corporation
               available for distribution to the holders of shares of this Series upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section f, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                    g.  Registration Under Securities Act -
                        ---------------------------------

                    (1)  To the extent it is necessary under the
               Securities Act of 1933, as amended (the "Act"), in order to enable the holders of shares of this Series to transfer their shares by means of a public offering, upon written request by the holders of 51% or more of the then issued and outstanding shares of this Series, at any time after the Effective Time, the Corporation will cause to be prepared and filed a registration statement under the Act relating to such number of shares of this Series as may be designated by the holders demanding such registration, and will use its best efforts to cause such registration statement to become effective. The Corporation shall not be required to file more than one such registration statement pursuant to this paragraph g, except that no registration statement shall be deemed to have been filed if the same shall not have become effective for any reason whatsoever or becomes effective but is withdrawn or enjoined for any reason in all cases for other than a reason attributable to the holders of the shares of this Series or any of them. The Corporation shall use its best efforts to keep such registration statement effective until it is permitted to withdraw the same pursuant to paragraph g(5) hereof.

                    (2)  If, at any time, the Corporation shall
               propose to file a registration statement (other than on Form S-8 or Form S-4 or any successor form) with the Securities and Exchange Commission (the "Commission"), the Corporation shall give all the then holders of shares of this Series at least 30 days' prior written notice of the filing of the proposed registration statement. If requested by holders of 51% or more of the then issued and outstanding shares of this Series in writing within 15 days after receipt of any such notice, and if it is necessary under the Act in order to enable such holders to transfer their shares by means of a public offering, the Corporation shall register the shares of the holders who shall have made such request concurrently with the registration of such other securities, all to the extent requisite to permit the public offering or sale of such shares of this Series through the facilities of the over-the-counter or appropriate stock exchange market or an underwriting. Such "piggyback" registrations shall not be counted as part of the number of registrations the holders of this Series are entitled to request under paragraph g(1). The Corporation shall not be required to allow the holders of this Series to participate in more than two such registrations, except that no registration statement shall be deemed to have been filed if the same shall not have become effective for any reason whatsoever or becomes effective but is withdrawn or enjoined for any reason in all cases for other than a reason attributable to the holders of shares of this Series or any of them. Notwithstanding the foregoing, if, in the case of an underwritten offering by the Corporation, the managing underwriter of such offering shall advise the Corporation in writing that, in its opinion, the distribution of the shares requested to be included in the registration concurrently with the securities being registered by the Corporation would materially adversely affect the distribution of such securities by the Corporation, then such shares need not be registered by the Corporation and the request to have such shares included in such registration statement shall not be counted as part of the number of registrations the holders of this Series are entitled to under this paragraph g(2).

                    (3) Any registration statement filed pursuant to this paragraph g shall be prepared in accordance with the requirements of a form for registration promulgated by the Commission under the Act that shall be both permissible by its terms for use in connection with the method of distribution contemplated by the holders of shares of this Series and if the proposed method of distribution shall be an underwriting of the shares, then, in the opinion of the managing underwriter, appropriate to such method of distribution. The Corporation shall pay the cost of the registration statements deemed to have been filed under this paragraph g, excluding underwriting discounts and commissions, if any, and the fees and expenses of the counsel of the holders of shares of this Series.

                    (4) The Corporation shall use its best efforts to qualify the shares covered by any registration statement for offer and sale under the securities or "Blue Sky" laws of such states of the United States of America as the holders of shares of this Series or any underwriter may reasonably request; provided, however, that in no event shall the Corporation be required to qualify to do business in any state in order to qualify the shares of this Series covered by any registration for offer and sale under the securities or "Blue Sky" laws of such state. The holder shall pay all reasonable expenses incurred in qualifying such shares under this paragraph g(4) with respect to offers and sales made pursuant to registration statements filed under paragraph g(1) and the incremental expense to the Corporation under this paragraph g(4) attributable to registration of the holder's shares with respect to offers and sales made pursuant to registration statements filed under paragraph g(2).

                    (5)  The Corporation shall be permitted to
               withdraw from registration the offering and sale of any shares registered under a registration statement that are not sold prior to cessation of the distribution thereof by the underwriter in the case of a firm commitment underwritten sale, or within nine (9) months after the effective date in the case of a best efforts underwriting or a sale on a national securities exchange or through brokers in the over-the-counter market.

                    h.   Ranking of Series -
                         -----------------

                    For purposes of these terms, any stock of any
               series or class of the Corporation shall be deemed to rank:

                    (1) Prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

                    (2)  On a parity with shares of this Series,
               either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                    (3) Junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such stock. The holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, on a parity with the holders of any other series of Preferred Stock, and in preference and prior to the holders of any other class or series of capital stock, unless such series or class shall hereafter be authorized in accordance with Section h(4) and i of these terms.

                    (4) The shares of this Series shall be deemed to rank on a parity with the Corporation's $1.00 Preferred Stock, Class A as to dividends and as to distribution upon liquidation, voluntary or involuntary dissolution or winding-up of the Corporation.

                    i.  Amendment of Terms -
                        ------------------

                    As long as any shares of stock of this Series are
               outstanding, the Corporation shall not, without the consent of the holders of at least a majority of such shares outstanding, either given by vote in person or by proxy at a meeting of stockholders called for that purpose, or given in writing, (i) amend the Certificate of Incorporation if such action would alter or change the preferences, special rights or powers given to the shares of this Series so as to affect this Series adversely; or (ii) authorize or create any class of stock of the Corporation having any preference or priority over this Series as to dividends or distribution of assets made in dissolution, liquidation or winding up of the Corporation.

                    j.   Preemptive Rights -
                         -----------------

                    The holders of shares of this Series shall not be
               entitled to any preemptive rights or preferential rights for subscription to any shares of any capital stock of the Corporation.

                    k.   Fractional Shares -
                         -----------------


                    The Board of Directors, in its discretion, may
               issue fractional shares of this Series.

     FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a) 1. The number of directors of the Corporation shall be fixed as provided in the by-laws of the Corporation (the "By-laws"). The directors shall be divided into three classes, each class to contain as near as possible to one-third (1/3) of the whole number of directors of the Board of Directors so fixed in the By-laws, and, except as otherwise provided by statute, in the case of any increase in the number of directors fixed as provided in the By-laws, such increase shall be apportioned among the classes of directors so as to maintain each class as near as possible to one-third of the whole number of directors as so increased. The initial term of office for members of the first class shall expire at the annual meeting of stockholders next following; the initial term for members of the second class shall expire at the annual meeting of stockholders one year thereafter; and the initial term for members of the third class shall expire at the annual meeting of stockholders two years thereafter. At the expiration of the initial terms, and of each succeeding term of each class, the directors of each class shall be elected to serve for a term of three years. The By-laws may contain any provision regarding classification not inconsistent with the terms hereof.

               2. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filed by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

               3. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors.

               4. Notwithstanding anything contained in the Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article FIFTH (a).

          (b) The Board of Directors shall have power, without the assent or vote of the stockholders:

               1. To make, alter, amend, change, add to or repeal the By-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

               2. To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stockledger) or any of them, shall be open to the inspection of the stockholders.

          (c) The directors in their discretion my submit any contract or act for approval or ratification at any annual meting of the stockholders or any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

          (d) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors, upon not less than 10 nor more than 60 days' written notice. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article FIFTH (d).

          (e) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-laws from time to time made by the stockholders; provided, however, that no By-laws so made shall


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

     invalidate any prior act of the directors which would have been valid if such By-law had not been made.

     SIXTH: The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     EIGHTH: (a) 1. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in section (b) of this Article Eighth:

               a. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

               b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

               c. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

               d. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

               e. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any transaction (whether or not with or into or otherwise involving an interested stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; shall require the affirmative vote of the holders of (i) at least 80% of the then outstanding shares of Common Stock of the Corporation entitled to vote generally in the election of directors voting together as a single class; and (ii) at least 66% of the then outstanding shares of each series of Preferred Stock then issued and outstanding, each such series of Preferred Stock voting separately and having one vote for each share of Preferred Stock issued and outstanding. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                    2. The Term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of paragraph 1 of this Section (a).

          (b) The provisions of Section (a) of this article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

          (c)  For the purposes of this Article EIGHTH:


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

               1. A "person" shall mean any individual, firm, corporation or other entity.

               2. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                    a. is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

                    b. is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                    c. is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               3.  A person shall be a "beneficial owner" of any Voting Stock:

                    a. which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                    b. which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                    c. which are beneficially owned, directly or indirectly, by any person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

               4. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph 2 of this Section (c), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3 of this Section (c) but shall not include any of the shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               5. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 1, 1983.

               6. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation PROVIDED, HOWEVER, that for the purpose of the definition of Interested Stockholder set forth in paragraph 2 of this Section
          (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

               7. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

               8.  "Fair Market Value" means:

                    a. In the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New
          York Stock Exchange Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and

                    b. In the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

          (d) The directors of the Corporation shall have the power and duty to determine for the purposes of this article EIGHTH, on the basis of information known to them after reasonable inquiry:

               1.   whether a person is an Interested Stockholder;

               2. the number of shares of Voting Stock beneficially owned by any person;

               3.   whether a person is an Affiliate or Associate of another;

               4. whether the assets which are the subject of any Business Combination have, or to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

          (e) Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          (f) Notwithstanding any other provision of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of

     Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power of the shares of the then outstanding shares of each class entitled to vote under Section a hereof, voting separately, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article EIGHTH of this Certificate of Incorporation.

     NINTH:    The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Paragraph 7 of Subsection b of Section 102 of the General Corporation Law of the State of Delaware as the same may be amended or supplemented.

     This restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Staff Buildings, Inc. has caused this Certificate to be signed by Ephraim Koschitzki, its President, and attested by David Savitsky, its Secretary, this 6th day of June, 1988.



                         STAFF BUILDERS, INC.


                         By: /s/ Ephraim Koschitzki
                            -------------------------------
                              Ephraim Koschitzki, President



ATTEST:


By: /s/ David Savitsky
   --------------------------
    David Savitsky, Secretary



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